Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 21, 2016, relating to the financial statements and financial highlights which appear in the April 30, 2016 Annual Reports to Shareholders of iShares Cohen & Steers REIT ETF, iShares Core Dividend Growth ETF, iShares Core High Dividend ETF, iShares Dow Jones U.S. ETF, iShares Europe Developed Real Estate ETF, iShares Global REIT ETF, iShares International Developed Real Estate ETF, iShares International Select Dividend ETF, iShares Morningstar Large-Cap ETF, iShares Morningstar Large-Cap Growth ETF, iShares Morningstar Large-Cap Value ETF, iShares Morningstar Mid-Cap ETF, iShares Morningstar Mid-Cap Growth ETF, iShares Morningstar Mid-Cap Value ETF, iShares Morningstar Small-Cap ETF, iShares Morningstar Small-Cap Growth ETF, iShares Morningstar Small-Cap Value ETF, iShares MSCI KLD 400 Social ETF, iShares MSCI USA ESG Select ETF, iShares Real Estate 50 ETF, iShares Select Dividend ETF, iShares Transportation Average ETF, iShares U.S. Basic Materials ETF, iShares U.S. Consumer Goods ETF, iShares U.S. Consumer Services ETF, iShares U.S. Energy ETF, iShares U.S. Financial Services ETF, iShares U.S. Financials ETF, iShares U.S. Healthcare ETF, iShares U.S. Industrials ETF, iShares U.S. Technology ETF and iShares U.S. Utilities ETF which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California
August 23, 2016